Exhibit 4.37





                         FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE, dated as of July 6, 2004 (this "First Supplemental Indenture"), among REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company"), the guarantors identified on the signature pages hereto (the "Guarantors") and WILMINGTON TRUST COMPANY, as trustee under the indenture referred to herein (the "Trustee").

                             W I T N E S S E T H:

                  WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an indenture (the "Indenture"), dated as of November 26, 2001, in respect of the 12% Senior Secured Notes due 2005 (the "Securities") pursuant to which the Company issued $363,000,000 aggregate principal amount of the Securities;

                  WHEREAS, on February 24, 2003, the Company, the Guarantors and the Trustee executed and delivered the Subsidiary Supplemental Indenture, whereby Revlon Development Corp. provided an Indenture Guarantee (as defined in the Indenture) as set forth in Article X of the Indenture;

                  WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with certain exceptions, amend the Indenture, the Securities or any other Indenture Document with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Securities;

                  WHEREAS, Section 9.02(b) of the Indenture provides that except in certain circumstances, without the consent of Holders of at least 66 2/3% of the outstanding Principal amount of the Securities (the "Required Consents"), an amendment may not release any Guarantor from its obligation under its Indenture Guarantee, change any Indenture Guarantee in any manner that adversely affects the rights of any Security holder under such Indenture Guarantee in any material respect or release any Collateral from the Liens of the Security Documents;

                  WHEREAS, on April 29, 2004, the Company, the Guarantors and the Trustee, upon the receipt of the Required Consents in the tender offer and consent solicitation commenced on April 16, 2004 and withdrawn on May 13, 2004 (the "Withdrawal"), entered into a supplemental indenture (the "April Supplemental Indenture"), which, as a result of the Withdrawal, did not become operative and the Indenture, in its then current form, remained in full force and effect;

                  WHEREAS, the Company has distributed an Offer to Purchase for Cash and Consent Solicitation, dated June 22, 2004 (the "Offer to Purchase"), and accompanying letter of transmittal and consent (the "Letter of Transmittal") to the Holders of the Securities in connection with certain proposed amendments to the Indenture as described in the Offer to Purchase (the "Proposed Amendments") and the release (the "Release") of (i) each Guarantor from its obligations under its Indenture Guarantee, and (ii) all Collateral from all liens created by the Second Lien Documents (as defined in the Collateral Agency Agreement); and

                  WHEREAS, the Holders of at least 66 2/3% of the outstanding Principal amount of the Securities have approved the Proposed Amendments and the Release; and

                  WHEREAS, the execution and delivery of this First Supplemental Indenture have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the Securities, as follows:

                            ARTICLE I - AMENDMENTS

Section 1.1.      Amendments to the Indenture and Securities.
                  ------------------------------------------

             (a) The following Sections and Articles of the Indenture, and any corresponding provisions in the Securities, are hereby deleted in their entirety and replaced with "Intentionally Omitted.":

Existing Section/Article Number   Caption
-------------------------------   -------

Section 4.02...................   SEC Reports
Section 4.03...................   Limitation on Debt
Section 4.04...................   Limitation Liens
Section 4.05...................   Limitation on Restricted Payments
Section 4.06...................   Limitation on Restrictions on Distributions
                                  from Subsidiaries
Section 4.07...................   Limitation on Sales of Assets and
                                  Subsidiary Stock
Section 4.08...................   Limitations on Transactions with Affiliates
Section 4.09...................   Change of Control
Section 4.10(a) ...............   Additional Guarantees; Releases of Guarantors
Section 4.12...................   Additional Security Documents
Article X......................   Guarantees
Article XI.....................   Security Arrangements

               (b) Paragraphs (a)(iii), (a)(iv) and (c) of Section 5.01 of the Indenture are hereby deleted and replaced with "Intentionally Omitted."

               (c) The references to "Parent Guarantor" in Sections 6.01 (6),
(7), (8) and (9) of the Indenture are hereby deleted.

               (d) Any definitions used exclusively in the provisions of the Indenture or Securities that are deleted pursuant to Paragraphs (a) and (b) of this Section 1.1, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Securities, and all references in the Indenture and the Securities to paragraphs, Sections, Articles or other terms or provisions of the Indenture referred to in Section 1.1(a) above or that have been otherwise deleted pursuant to this First Supplemental Indenture are hereby deleted in their entirety.

                          ARTICLE II - MISCELLANEOUS

         Section 2.1. Effect of Supplemental Indenture. From and after the Amendment Operative Date (as defined below), the Indenture shall be amended and supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         Section 2.2. Indenture Remains in Full Force and Effect. Except as amended and supplemented by this First Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect.

         Section 2.3. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context requires otherwise.

         Section 2.4. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

         Section 2.5. Severability. If any court of competent jurisdiction shall determine that any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.6. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         Section 2.7. Headings. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 2.8. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

         Section 2.9. Successors. All agreements of the Company and the Guarantors in this First Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

         Section 2.10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness.

         Section 2.11. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 2.12. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 2.13. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 2.14. Acknowledgement of Release of Collateral. The Trustee hereby acknowledges that upon the obtaining of the Required Consents by the Company (i) the applicable conditions for the release of each Guarantor from its obligations under its Indenture Guarantee set forth in Section 9.02(b) of the Indenture have been satisfied, (ii) the applicable conditions for the release of all Collateral from the Liens created by the Second Lien Documents (as defined in the Collateral Agency Agreement) set forth in Sections 9.02(b) and 11.02 of the Indenture and Section 8.05(a)(ii)(y) of the Collateral Agency Agreement have been satisfied, (iii) all of the Liens created by the Second Lien Documents are automatically released without further action on the part of the Trustee, the Holders of Securities or the Note Collateral Trustee (as defined in the Collateral Agency Agreement), pursuant to Section 8.05(b) of the Collateral Agency Agreement and (iv) the Second Lien Termination Date (as defined in the Collateral Agency Agreement) has occurred, and all of the Second Lien Documents and all obligations of the Note Collateral Agent are automatically terminated in accordance with Section 10.6 of the Collateral Agency Agreement. The Trustee further acknowledges that, pursuant to Section 8.05(b) of the Collateral Agency Agreement, the Note Collateral Agent is required to execute or cause to be executed such release documents and instruments and take such further actions as the Company may request to evidence the release of the Collateral described above, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release.

         Section 2.15. Effectiveness. This First Supplemental Indenture shall become effective upon execution by the Company, the Guarantors and the Trustee, provided that if the Amendment Operative Date shall not occur, the First Supplemental Indenture shall cease to be effective. As used herein, the "Amendment Operative Date", which is the date that the Proposed Amendments shall be operative, shall mean the date that the Company delivers written notice to the Trustee that the Securities validly tendered and not withdrawn pursuant to the Offer to Purchase, have been accepted for purchase.

         Section 2.16. Acknowledgement. The parties hereto acknowledge and agree that the April Supplemental Indenture never become operative in accordance with its terms and, therefore, the April Supplemental Indenture is not in effect.

         Section 2.17. Further Instruments and Acts. Upon request of the Company, the Trustee will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this First Supplemental Indenture.

              IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

                                      REVLON CONSUMER PRODUCTS CORPORATION


                                      By: /s/ Robert K. Kretzman
                                          --------------------------------------
                                      Name:    Robert K. Kretzman
                                      Title:   Executive Vice President, General
                                               Counsel and Secretary


                                      WILMINGTON TRUST COMPANY,
                                      as Trustee

                                      By: /s/ Steven Cimalore
                                          --------------------------------------
                                      Name:   Steven Cimalore
                                      Title:  Vice President


                                      ALMAY, INC.
                                      CHARLES OF THE RITZ GROUP LTD.
                                      CHARLES REVLON INC.
                                      COSMETICS & MORE INC.
                                      PPI TWO CORPORATION
                                      REVLON CONSUMER CORP.
                                      REVLON DEVELOPMENT CORP.
                                      REVLON GOVERNMENT SALES, INC.
                                      REVLON INTERNATIONAL CORPORATION
                                      REVLON PRODUCTS CORP.
                                      REVLON REAL ESTATE CORPORATION*
                                      RIROS CORPORATION
                                      RIROS GROUP INC.
                                      RIT INC.
                                      as Subsidiary Guarantors

                                      By:  /s/ Robert K. Kretzman
                                           -------------------------------------
                                      Name:   Robert K. Kretzman
                                      Title:  Vice President and Secretary

                                      * President and Secretary

                                      REVLON, INC.,
                                      as Parent Guarantor

                                      By: /s/ Robert K. Kretzman
                                          --------------------------------------
                                      Name:   Robert K. Kretzman
                                      Title:  Executive Vice President, General
                                              Counsel and Secretary

                                      NORTH AMERICA REVSALE INC.,


                                      By:  /s/ Michael T. Sheehan
                                           -------------------------------------
                                      Name:   Michael T. Sheehan
                                      Title:  Vice President and Secretary